UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): January 10, 2008
Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-23340 (Commission File Number)	62-0342590 (IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia (Address of principal executive offices)	30071 (Zip Code)
(770) 448-2193
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
On January 10, 2008 , Rock-Tenn Company, a Georgia corporation (“Rock-Tenn”), Carrier Merger Sub, Inc., a Delaware corporation and Rock-Tenn’s wholly-owned subsidiary, Southern Container Corp., a Delaware corporation (“Southern Container”), Steven Grossman as the Stockholders’ Representative and the Stockholders listed therein (collectively, the “Stockholders”), and Steven Hill entered into an Agreement and Plan of Merger (the “Merger Agreement”). Rock-Tenn and Carrier Merger Sub, Inc. are collectively referred to herein as the “Buyer.” Southern Container, the Stockholders and Steven Hill are collectively referred to herein as the “Seller” and the Stockholders and Steven Hill are collectively referred to as the “Seller Parties.”
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Carrier Merger Sub will merge with and into Southern Container, whereby Southern Container will become a wholly-owned subsidiary of Rock-Tenn (the “Acquisition”), for a purchase price of approximately $993 million including the assumption of debt. The purchase price is subject to adjustments to reflect, among other things, changes in Southern Container’s working capital. Subject to satisfaction or waiver of all conditions to closing, Rock-Tenn expects the Acquisition to close in late March 2008.
The Buyer and the Seller have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Seller that, during the period before consummation of the Acquisition, it will (1) conduct Southern Container’s business in the ordinary course, consistent with past practice and (2) not engage in certain kinds of transactions that could adversely impact Southern Container’s business. In addition, the Seller also agreed, among other things, not to do any of the following with third parties relating to alternative business combination transactions involving Southern Container: (1) solicit or initiate discussions, (2) enter into negotiations or agreements, and (3) furnish any information.
The stockholders and Board of Directors of Southern Container and the Board of Directors of Rock-Tenn have approved the Merger Agreement and the Acquisition. Consummation of the Acquisition is subject to certain conditions, including (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (2) the absence of any of the following issued or commenced by a governmental authority: any injunction or order prohibiting the closing of the Acquisition, any proceeding to obtain such an injunction or order or other equitable relief regarding the Acquisition, or any action or order which makes the consummation of the Acquisition illegal, and (3) other customary closing conditions. In addition, the Buyer’s obligation to close is subject to other conditions, including the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to Southern Container.
Each of the Buyer, on the one hand, and the Seller Parties, on the other hand, also have agreed to indemnify the other party with respect to the Acquisition, including, among others, for breaches or inaccuracies of representations or warranties and breaches of covenants. Certain indemnification obligations of the Seller Parties are limited to losses that, in the aggregate, exceed $10 million and are less than $150 million.
The Merger Agreement contains certain termination rights for both the Buyer and the Seller, and further provides, among other things, that upon termination of the Merger Agreement under certain circumstances, the Buyer may be required to pay the Seller an aggregate termination fee ranging from $10 million to $40 million.

The foregoing description of the Merger Agreement is qualified by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Commitment Letter
Consummation of the Acquisition is not conditioned on receipt of financing by Rock-Tenn. In connection with the Acquisition, on January 10, 2008, Rock-Tenn entered into a commitment letter (the “Commitment Letter”) with Wachovia Bank, National Association, Wachovia Investment Holdings, LLC, Wachovia Capital Markets, LLC, Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, SunTrust Bank and SunTrust Robinson Humphrey, Inc. (collectively, the “Lending Parties”), pursuant to which the Lending Parties have committed to provide five-year senior secured credit facilities in an aggregate principal amount of $1.0 billion, consisting of a $450.0 million revolving credit facility and a $550.0 million term loan facility. The borrowings under the new credit facilities will be used, together with the proceeds from either a notes offering of up to an aggregate principal amount of $400.0 million of notes or the bridge facility described below, to finance the Acquisition, to repay outstanding indebtedness and refinance Rock-Tenn’s existing credit facilities and to pay for fees and expenses incurred in connection with the Acquisition and related transactions. The revolving credit facility will be used to finance a portion of the Acquisition and the related transactions and ongoing working capital and for other general corporate purposes. In addition, the Commitment Letter includes a commitment for a bridge facility in the amount of $400.0 million in the event that the notes offering referred to above is not closed by the time of the consummation of the Acquisition and the related transactions.
Cautionary Statements
The representations, warranties and covenants made by the parties in the Merger Agreement are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rock-Tenn, Southern Container or any of their respective affiliates.
Statements herein regarding the anticipated closing of the Acquisition, the date of such closing and the availability of financing constitute forward-looking statements within the meaning of the federal securities laws and are subject to certain risks and uncertainties. With respect to these statements, Rock-Tenn has made assumptions regarding, among other things, whether and when the waiting period under the HSR Act with respect to the Acquisition will terminate or expire; whether and when the Acquisition will close; and the availability of financing on satisfactory terms. Management believes its assumptions are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact our assumptions are more particularly described in Rock-Tenn’s filings with the Securities and Exchange Commission, including under the caption “Business—Forward-Looking Information” and “Risk Factors” in Rock-Tenn’s Annual Report on Form 10-K for the most recently ended fiscal year. The information contained herein speaks as of the date hereof and Rock-Tenn does not have or undertake any obligation to update such information as future events unfold.
Press Release
On January 10, 2008, Rock-Tenn issued a press release announcing that Rock-Tenn, Southern Container and certain other parties have entered into the Merger Agreement pursuant to which Rock-Tenn will acquire Southern Container.
A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated herein.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

2.1	Agreement and Plan of Merger, dated as of January 10, 2008, by and among Rock-Tenn Company, Carrier Merger Sub, Inc., Southern Container Corp., the Stockholders listed therein, Steven Hill and the Stockholders’ Representative, as defined therein.
99.1	Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)
Date: January 11, 2008	By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice-President and Chief Financial Officer (Principal Financial Officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of January 10, 2008, by and among Rock-Tenn Company, Carrier Merger Sub, Inc., Southern Container Corp., the Stockholders listed therein, Steven Hill and the Stockholders’ Representative, as defined therein.

99.1	Press Release.